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                                                            Grant Thornton







                      INDEPENDENT AUDITORS' CONSENT



We issued our report dated 17 December 1999 on the consolidated financial statements of Structural Polymer (Holdings) Limited for the three years ended 31 December 1998 included in this current report on Form 8-K/A.

We hereby consent to the incorporation of said report by reference in the Registration Statement of Zoltek Companies Inc on Form S-8 (No 33-83160), the prospectus constituting part of the Registration Statement on Form S-3 (No 33-84070), the Registration Statement on Form S-8 (No 33-83160) and the Registration Statement on Form S-8 (No 33-06565).



/s/ Grant Thornton

GRANT THORNTON
SOUTHAMPTON, ENGLAND

27 January 2000